Joint Filer Information and Signature
Joint Filers:

1.	Name:	Vitruvian Partners LLP
	Address:	105 Wigmore Street, London W1U 1QY, United Kingdom

		By:	/s/ Philip Moritz Russmeyer	January 22, 2018
		Name: Philip Moritz Russmeyer		Date
Title: Partner

2.	Name:	VIP I Nominees Ltd.
	Address:	105 Wigmore Street, London W1U 1QY, United Kingdom

		By:	Vitruvian Partners LLP, its director

		By:	/s/ Philip Moritz Russmeyer	January 22, 2018
		Name: Philip Moritz Russmeyer		Date
Title: Partner

3.	Name:	VIP A L.P.
	Address:	105 Wigmore Street, London W1U 1QY, United Kingdom

		By:	Vitruvian Partners LLP, its general partner

		By:	/s/ Philip Moritz Russmeyer	January 22, 2018
		Name: Philip Moritz Russmeyer		Date
Title: Partner

4.	Name:	Vitruvian I Luxembourg S.à.r.l.
	Address:	1, rue Hildegard von Bingen, L-1282 Luxembourg

		By:	Gaël Sausy	January 22, 2018
		Name: Gaël Sausy		Date
Title: Manager B

5.	Name:	Landgame S.àr.l.
	Address:	1, rue Hildegard von Bingen, L-1282 Luxembourg

		By:	Gaël Sausy	January 22, 2018
		Name: Gaël Sausy		Date
Title: Manager B